EXHIBIT 99.1

Technical Communications Corporation Reports Results for the Three and Six Months Ended March 31, 2018

CONCORD, Mass., May 07, 2018 (GLOBE NEWSWIRE) -- Technical Communications Corporation (Nasdaq:TCCO) today announced its results for the three and six month periods ended March 31, 2018. For the three months ended March 31, 2018, the Company reported a net loss of $(313,000), or $(0.17) per share, on revenue of $930,000,  compared to net income of $128,000, or $0.07 per share, on revenue of $1,385,000 for the quarter ended April 1, 2017.  For the six months ended March 31, 2018, the Company reported a net loss of $(365,000), or $(0.20) per share, on revenue of $2,046,000, compared to a net loss of $(567,000), or $(0.31) per share, on revenue of $2,017,000 for the six months ended April 1, 2017.

Commenting on corporate performance, Carl H. Guild, Jr., President and Chief Executive Officer of TCC, said, “During the Company’s second quarter ended March 31, 2018, we did not achieve our desired financial performance for fiscal 2018. Several international opportunities have made significant progress but have not yet closed due to delays in the evaluation and procurement process. TCC’s products go through rigorous field and laboratory testing, which ensures that all customer requirements are met prior to procurement. We expect that some customer evaluations will be completed during the next quarter, thereby allowing associated procurements to proceed.”

“TCC is committed to returning to profitability over the remainder of fiscal 2018. We continue to closely monitor and reduce operating expenses as appropriate, while strategically investing in business development efforts, developing productive relationships and expanding our sales channel network.”

About Technical Communications Corporation

For over 50 years, TCC has specialized in superior-grade secure communications systems and customized solutions, supporting our CipherONE® best-in-class criteria, to protect highly sensitive voice, data and video transmitted over a wide range of networks. Government entities, military agencies and corporate enterprises in 115 countries have selected TCC's proven security to protect their communications. Learn more: www.tccsecure.com.

Statements made in this press release or as may otherwise be incorporated by reference herein constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include but are not limited to statements regarding anticipated operating results, future earnings, and the ability to achieve growth and profitability. Such forward-looking statements involve known and unknown risks, uncertainties and other factors, including but not limited to the effect of foreign political unrest; domestic and foreign government policies and economic conditions; future changes in export laws or regulations; changes in technology; the ability to hire, retain and motivate technical, management and sales personnel; the risks associated with the technical feasibility and market acceptance of new products; changes in telecommunications protocols; the effects of changing costs, exchange rates and interest rates; and the Company's ability to secure adequate capital resources. Such risks, uncertainties and other factors could cause the actual results, performance or achievements of the Company, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. For a more detailed discussion of the risks facing the Company, see the Company’s filings with the Securities and Exchange Commission, including its Quarterly Report on Form 10Q for the quarter ended December 30, 2017 and its Annual Report on Form 10-K for the fiscal year ended September 30, 2017 and the “Risk Factors” section included therein.

Technical Communications Corporation

Condensed consolidated statements of operations

	Quarter Ended
	(Unaudited)
	03/31/2018	04/01/2017
Net sales	$930,000	$1,385,000
Gross profit	351,000	1,147,000
S, G & A expense	531,000	545,000
Product development costs	135,000	477,000
Operating (loss) income	(315,000)	125,000
Net (loss) income	(313,000)	128,000
Net (loss) income per share:
Basic	$(0.17)	$0.07
Diluted	$(0.17)	$0.07

	Six Months Ended
	(Unaudited)
	03/31/2018	04/01/2017
Net sales	$2,046,000	$2,017,000
Gross profit	923,000	1,590,000
S, G & A expense	991,000	1,191,000
Product development costs	301,000	971,000
Operating loss	(369,000)	(572,000)

Net loss	(365,000)	(567,000)
Net loss per share:
Basic	$(0.20)	$(0.31)
Diluted	$(0.20)	$(0.31)

Condensed consolidated balance sheets

	03/31/2018	09/30/2017
	(Unaudited)	(derived from audited
		financial statements)
Cash and marketable securities	$1,543,000	$1,657,000
Accounts receivable - trade	316,000	730,000
Inventory, net	1,475,000	1,358,000
Other current assets	140,000	136,000
Total current assets	3,474,000	3,881,000
Property and equipment, net	63,000	54,000

Total assets	$3,537,000	$3,935,000

Accounts payable	$80,000	$109,000
Accrued expenses and other current liabilities	345,000	326,000
Total current liabilities	425,000	435,000
Total stockholders’ equity	3,112,000	3,500,000
Total liabilities and stockholders’ equity	$3,537,000	$3,935,000

Technical Communications Corporation
100 Domino Drive
Concord, MA  01742 – 2892

Michael P. Malone
Chief Financial Officer
(978) 287-5100
www.tccsecure.com